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                                                                     EXHIBIT 4.1


                                STERICYCLE, INC.
                            2005 INCENTIVE STOCK PLAN


                                    ARTICLE 1
                                     PURPOSE

         The purpose of this plan is to recognize and reward participants for their efforts on the Company's behalf, to motivate participants by appropriate incentives to contribute to the Company's attainment of its performance objectives, and to align participants' interests with those of the Company's other stockholders through compensation based on the performance of the Company's common stock.

                                    ARTICLE 2
                                   DEFINITIONS

         AWARD means an Option or SAR Award under the Plan.

         AWARD AGREEMENT means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.

         BOARD means the Company's Board of Directors.

         CHANGE OF CONTROL is defined in Article 7.

         COMMON STOCK means the Company's common stock, par value $.01 per share.

         COMMITTEE is defined in Paragraph 3.1. Unless the Board designates a different committee, the Compensation Committee of the Board shall serve as the Committee.

         COMPANY means Stericycle, Inc., a Delaware corporation.

         CONSULTANT means any consultant, advisor or vendor rendering services or providing goods to the Company or a Subsidiary.

         DIRECTOR means a director of the Company.

         ELIGIBLE PERSON means, in respect of all types of Awards except ISOs, any Employee or Consultant and, in respect of ISOs, any Employee. Upon the expiration of the Company's Directors Stock Option Plan on May 31, 2006, the term "Eligible Person" shall also include Directors in respect of all types of Awards except ISOs.

         EMPLOYEE means a full-time employee of the Company or a Subsidiary.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.






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         EXPIRATION DATE means the last day on which an Option or SAR may be exercised.

         FAIR MARKET VALUE means, for a given day, the last reported sales price of a share of Common Stock on The NASDAQ National Market (or if the day in question is not a trading day, the last reported sales price on the most recent trading day).

         GRANT DATE means, in respect of an Award, the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award.

         IRC means the Internal Revenue Code of 1986, as amended.

         ISO means an incentive stock option described in ss. 422 of the IRC.

         NSO means a nonstatutory stock option (i.e., a stock option that is not an ISO).

         OPTION means an option to purchase shares of Common Stock granted to an Eligible Person under Article 5. An Option shall be either an ISO or a NSO as the Committee designates.

         PARTICIPANT means any Eligible Person who holds an Award under the Plan.

         PLAN means this plan, as it may be amended. The name of this Plan is the "Stericycle, Inc. 2005 Incentive Stock Plan."

         SAR, or stock appreciation right, means a contractual right to receive a payment representing the excess of the Fair Market Value of a share of Common Stock on the date that the right is exercised over the base price per share of the right.

         SAR AWARD means an award of a Stand-Alone SAR or Tandem SAR to an Eligible Person under Article 5.

         STAND-ALONE SAR means an SAR that is not related to an Option.

         SUBSIDIARY means a "subsidiary corporation" as defined in (beta) 424(f) of the IRC.

         TANDEM SAR means an SAR that is related to an Option.

         TERMINATION DATE means the date of termination of employment of an Employee by the Company or a Subsidiary. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company or to another Subsidiary, shall not be considered a termination of employment.



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                                    ARTICLE 3
                                 ADMINISTRATION

         3.1    COMMITTEE

         The Board of Directors shall designate a committee of the Board (the "Committee") to administer the Plan. The Committee shall consist of two or more directors all of whom shall be (i) "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, (ii) "independent directors" under the applicable listing standards of the NASD and (iii) "outside directors" under ss. 162(m) of the IRC of 1986.

         3.2    AUTHORITY

         Subject to the terms of the Plan, the Committee shall have the authority to select the Eligible Persons to whom Awards are to be granted and to determine the time, type, number of shares, restrictions, limitations and other terms and conditions of each Award.

         The Committee may interpret the Plan, adopt, revise and rescind policies and procedures to administer the Plan, and make all factual and other determinations required for Plan's administration.

         Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.

         The Committee's determinations, interpretations and other actions shall be final and binding. No member of the Committee shall be liable for any action of the Committee in good faith.

         3.3    PROCEDURES

         The members of the Committee shall elect a chairman, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote.

         A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

                                    ARTICLE 4
                                 PLAN OPERATION

         4.1    EFFECTIVE DATE

         This Plan has been approved by the Board and shall become effective if and when it is approved by the Company's stockholders (the "Effective Date"). Awards may not be granted under the Plan prior to stockholder approval.



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         4.2    TERM

         This Plan shall have a term of 10 years, expiring on the tenth anniversary of the Effective Date (but remaining in effect, however, for Awards outstanding as of that date). No Award may be granted under the Plan after its expiration.

         4.3    MAXIMUM NUMBER OF SHARES

         The maximum total number of shares of Common Stock for which Awards may be granted under this Plan is 2,400,000 shares (subject to adjustment as provided in Paragraph 4.6).

         The shares for which Awards may be granted shall be shares of Common Stock currently authorized but unissued or shares that the Company currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions.

         4.4    SHARES AVAILABLE FOR AWARDS

         The determination of the number of shares of Common Stock available for Awards under the Plan shall take into account the following:

                (a) If an Option or SAR lapses or expires unexercised, the number of shares in respect of which the Option lapsed or expired shall be added back to the available number of shares of Common Stock for which Awards may be granted.

                (b) If a SAR is settled in cash, the number of shares in respect of which the SAR was settled in cash shall not be added back to the available number of shares of Common Stock for which Awards may be granted.

                (c) If the exercise price of an Option is paid by delivery of shares of Common Stock pursuant to Paragraph 5.8, the number of shares of Common Stock issued upon exercise of Option, without netting of the shares of Common Stock delivered in payment of the exercise price, shall be taken into account for purposes of determining the available number of shares of Common Stock for which Awards may be granted.

         4.5    INDIVIDUAL LIMIT ON AWARDS

         The maximum number of shares of Common Stock for which Awards may be granted to any Eligible Person in a calendar year shall not exceed 125,000 shares, taking into account all grants and awards under other stock option and equity compensation plans of the Company (other than the Company's bonus conversion program).

         4.6    CAPITALIZATION ADJUSTMENTS

         In the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization and the like, the Committee may




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adjust the number of shares of Common Stock for which Awards may be granted under the Plan, the aggregate number of shares of Common Stock in respect of each outstanding Award, and the exercise price of each outstanding Option and SAR, and may make other equitable adjustments as the Committee considers appropriate. Adjustments shall be made in the Committee's discretion, and its decisions shall be final and binding.

                                    ARTICLE 5
                             STOCK OPTIONS AND SARS

         5.1    GRANT

         The Committee may grant an Option or SAR to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Option and SAR Award.

         The Committee shall designate each Option as either an ISO or NSO, and shall designate each SAR Award as either a Stand-Alone SAR or a Tandem SAR. A Tandem SAR may not be granted later than when its related Option is granted.

         5.2    EXERCISE PRICE

         The Committee shall determine the exercise price of each Option and the base price of each SAR. The exercise or base price per share may not be less than the Closing Price on the Grant Date of the Option or SAR.

         5.3    VESTING AND TERM

         The Committee shall determine the time or times at which each Option and Stand-Alone SAR becomes vested. Vesting may be based on continuous service or on the satisfaction of specified performance goals or other conditions. A Tandem SAR shall vest if and to the extent that its related Option vests, and shall expire or be cancelled when its related Option expires or is cancelled. No Option or SAR may have an Expiration Date more than 10 years from its Grant Date.

         Notwithstanding anything to the contrary in the underlying Award Agreement, each outstanding Option and SAR held by an Employee shall become fully vested as of his or her Termination Date if the Employee's termination of employment occurs by reason of his or her death. In addition, the Committee, in its discretion, may accelerate the vesting of an Option or SAR at any time.

         5.4    TERMINATION OF EMPLOYMENT

         In the case of an Option or SAR held by an Employee whose employment terminates:

                (a) if and to the extent that the Option or SAR is unvested as of the Employee's Termination Date, the Option or SAR shall lapse on the Termination Date; and



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                (b) if and to the extent that the Option or SAR is vested as of the Employee's Termination Date, the Option or SAR shall expire as specified in the underlying Award Agreement, or if no date is specified, (i) on the earlier of (A) 30 days after the Employee's Termination Date or (B) the expiration date of the Option or SAR, or
         (ii) if the Employee's employment terminated by reason of his or her death, on the earlier of (A) the first anniversary of the Employee's death or (B) the expiration date of the Option or SAR.

         The Committee may extend the expiration date of the Option or SAR to any date up to the last day of the term of the Option or SAR.

         5.5    TRANSFERABILITY

         Except as provided in the underlying Award Agreement or as permitted by the Committee, no Option or SAR may be transferred, assigned or pledged, whether by operation of law or otherwise, except as provided by will or the applicable laws of intestacy. No Option or SAR shall be subject to execution, attachment or similar process. An Option or SAR may be exercised only by the Participant, except in the case of his or her death, when the Option or SAR may be exercised by the person or persons to whom it passes by will or the applicable laws of intestacy.

         5.6    ADDITIONAL ISO RULES

         To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the Fair Market Value of a share of Common Stock on the ISO's Grant Date) of the underlying shares of all ISOs that become exercisable by an individual for the first time in any calendar year exceeds $100,000, the Options shall be treated as NSOs. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

         The Award Agreement underlying an Option that the Committee designates as an ISO shall contain any additional terms, beyond those of this Plan, that the Committee considers necessary or desirable to include to assure that the Option complies with the requirements of (beta) 422 of the IRC.

         5.7    MANNER OF EXERCISE

         A vested Option or SAR may be exercised in full or in part (but only in respect of a whole number of shares) by (i) written notice to the Committee (or to its designee) stating the number of shares in respect of which the Option or SAR is being exercised and, in the case of an Option, (ii) full payment of the exercise price of those shares.

         5.8    PAYMENT OF EXERCISE PRICE

         Payment of the exercise price of an Option shall be made by check or, if permitted by the Committee (either in the underlying Award Agreement or at the time of exercise), by: (i) delivery of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares otherwise issuable




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upon exercise of the Option, shares having a Fair Market Value on the date of exercise equal to the exercise price; (iii) by an open-market broker-assisted sale pursuant to which the Company is promptly delivered the portion of the sales proceeds necessary to pay the exercise price; (iv) any combination of these methods of payment; or (v) any other method of payment that the Committee authorizes.


         5.9    TANDEM SARS

         A Tandem SAR shall entitle the Participant to elect to exercise either the SAR or the related Option as to all or any portion of the shares subject to the SAR and Option. The exercise of a Tandem SAR shall cause the immediate and automatic cancellation of its related Option with respect to the same number of shares, and the exercise, expiration or cancellation of the related Option (other than by reason of the exercise of the Tandem SAR) shall cause the automatic and immediate cancellation of the Tandem SAR with respect to the same number of shares.

         5.10   SETTLEMENT OF SARS

         Settlement of a SAR may be made, in the Committee's discretion, in shares of Common Stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. The settlement of a SAR shall be made on the basis of the Fair Market Value of a share of Common Stock on the date that the SAR is exercised.

         5.11   NO REPRICING

         The Committee may not amend, substitute or cancel an Option or SAR in a manner that has the effect of reducing the exercise price of the Option or the base price of the SAR unless the repricing is approved by the Company's stockholders.

                                    ARTICLE 6
                                CHANGE OF CONTROL

         Upon a Change of Control, all outstanding Awards shall become fully vested and exercisable, and all restrictions on the shares underlying Restricted Stock Awards shall lapse.

         A "Change of Control" means an event or the last of a series of related events by which:

                (a) any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or

                (b) during any 24-month period a majority of the members of the Board of Directors ceases to consist of Directors who were:

                       (1) Directors at the beginning of the period ("Continuing
                Directors"); or

                       (2) appointed to office after the start of the period by
                the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Appointed Directors"); or

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                       (3) elected to office after the start of the period by
                the Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Elected Directors"); or

                       (4) appointed to office after the start of the period by
                the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                       (5) elected to office after the start of the period by
                the Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                (c) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company's Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors; or

                (d) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

         As used in this definition, a "Person" means any "person" as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person's "affiliates" and "associates" as those terms are defined in Rule 12b-2 under the Exchange Act.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         7.1    AWARD AGREEMENT

         Each Award under the Plan shall be evidenced by an Award Agreement, which shall be subject to and incorporate the terms of the Plan.

         7.2    TAX WITHHOLDING

         The Company may withhold an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any Award under the Plan, and the Company may defer making any payment or delivery of shares pursuant to the Award unless and until the Participant indemnifies the Company to its satisfaction.

         7.3    AMENDMENT AND TERMINATION

         The Board may amend, suspend or terminate the Plan at any time. The Company's





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stockholders shall be required to approve any amendment that would materially increase the number of shares of Common Stock for which Awards may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted (other than an amendment authorized under Paragraph 4.6). If the Plan is terminated, the Plan shall remain in effect for Awards outstanding as of its termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Award without his or her consent.

         7.4    FOREIGN JURISDICTIONS

         The Committee may adopt, amend and terminate a supplement to the Plan to permit Employees in another country to receive Awards under the supplement (on terms not inconsistent with the terms of Awards under the Plan) in compliance with that country's securities, tax and other laws.

         7.5    NO RIGHT TO EMPLOYMENT

         Nothing in this Plan or in any Award Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

         7.6    NOTICES

         Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company's principal office or to any other person at his or her address as it appears on the Company's payroll or other records.

         7.7    SEVERABILITY

         If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

         7.8    GOVERNING LAW

         This Plan and all Award Agreements shall be governed in accordance with the laws of the State of Illinois.



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